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                                                                   EXHIBIT 10.36

                             BAREBOAT CHARTER PARTY



         THIS BAREBOAT CHARTER PARTY, dated as of January, 22 1999 (hereinafter called the "Charter Party") between Florida Casino Cruises, Inc., a corporation organized and existing under and by virtue of the laws of the State of Georgia, with an office at Manley Farms, 2017 Pine Ridge Road, Naples, FL 34109 (hereinafter called the "Owner") and Leisure Express Cruise, L.L.C., a limited liability company organized under and by virtue of the laws of the State of Colorado, with an office at 1284 Miller Road, Avon, OH 44011 (hereinafter called the "Charterer").

         WHEREAS, Owner is the owner of the VEGAS EXPRESS (Official No. 594643),

         WHEREAS, Owner and Charterer desire to enter into this Charter Party in accordance with the terms and conditions hereof, and

         NOW, THIS CHARTER PARTY WITNESSETH that, in consideration of the premises above recited and the covenants contained herein, Owner agrees to let and Charterer agrees to hire the Vessel (as hereinafter defined) on the following terms and conditions.

                                    SECTION 1
                                   DEFINITIONS

         1.1 "Vessel" shall mean the VEGAS EXPRESS, together with all of its boilers, engines, machinery, masts, rigging, anchors, chains, tackle, apparel, furniture, fittings and equipment and all other appurtenances thereunto appertaining or belonging, whether now owned or hereafter acquired, whether on board or not, and all additions, improvements and replacements hereafter made in or to said Vessel, and including all gaming equipment, machinery or accessories related to gaming operations.

         1.2 "Delivery Date", as used in Sections 3, 4 and 5, hereof, shall mean the date hereof.

                                    SECTION 2
                             DELIVERY OF THE VESSEL

         2.1 The Vessel will be delivered to Charterer at Gloucester, Massachusetts on January 21, 1999. At the time the Vessel is delivered by Owner, Charterer shall accept the Vessel by executing and delivering to Owner an Acceptance Supplement therefor, substantially in the form attached hereto as Exhibit A, and by this reference made a part hereof, whereupon the Vessel shall
(i) be deemed to have been accepted by Charterer on the Delivery Date specified in such Acceptance Supplement, and (ii) become subject to and governed by all the provisions of this Charter Party.



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                                    SECTION 3
                   CONDITIONS PRECEDENT TO DELIVERY OF VESSEL

         3.1 Owner's obligation to deliver the Vessel to Charterer is subject to the satisfaction on or before the Delivery Date of each of the following conditions:

                  (a) The representations and warranties contained in Section 7 of this Charter Party shall be true on and as of the Delivery Date of the Vessel and there shall exist on such Delivery Date no Event of Default as defined in
Section 15 in this Charter party, nor any condition, event or act which with notice or lack of time or both would become an Event of Default as so defined which Event of Default, condition, event or act has not been remedied or waived.

                  (b) Owner shall have received evidence satisfactory to Owner that the insurance required under the terms of this Charter Party is in full force and effect.

                  (c) Owner shall have received a certified copy of a resolution of the board of Directors of Charterer authorizing Charterer's execution and delivery of this Charter Party and the chartering of the Vessel from Owner pursuant to the provisions hereof.

         3.2 Charterer's obligation to accept delivery of the Vessel from Owner is subject to the satisfaction on or before the Delivery Date of each of the following conditions:

                  (a) Charterer has inspected the Vessel and Owner shall have warranted that the Vessel is in the same condition, reasonable wear and tear excepted, at the Delivery Date as reflected in the inspection report prepared by attached hereto as Exhibit B.

                  (b) The representations and warranties contained in Section
7.2 of this Charter Party and be true on and as of the Delivery Date of the Vessel.

                  (c) Charterer shall have received a certified copy of a resolution of the Board of Directors of Owner authorizing Owner's execution and delivery of this Charter Party and the chartering of the Vessel to Charterer pursuant to the provisions thereof.

                                    SECTION 4
                              TERM OF CHARTER PARTY

         4.1 The term of this Charter Party shall commence upon the Delivery Date and unless sooner terminated as provided herein, shall continue until April 21, 1999.

         4.2 At all times during the term of this Charter Party, title to the Vessel shall be vested in Owner to the exclusion of Charterer, and delivery of the Vessel to Charterer and Charterer's possession thereof shall constitute a letting and bailment.




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         4.3 This Charter Party shall not be subject to termination by Owner unless Charterer is in default hereunder, nor by Charterer except in the event of a breach of Owner's obligations hereunder.

                                    SECTION 5
                              CHARTER HIRE PAYMENTS

         5.1 Charterer agrees to pay Owner as charter hire equal consecutive monthly payments of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) per month commencing on the date hereof prorated for the balance of the month of January 1999, and for February, 1999, and on the first day of each and every month thereafter during the Term of the Charter Party, together with any applicable sales and/or use taxes imposed by applicable government authority. All agreed charter payments shall be paid to Owner, or as hereinafter set forth, plus applicable sales and/or use taxes and shall be payable without demand and in advance without any set-off, counterclaim or deduction whatsoever; provided, however, Charterer shall have the right to make payments in the amount of FORTY-FIVE THOUSAND TWO HUNDRED NINETEEN AND NO/100 DOLLARS ($45,219.00) directly to Brownsville Bank (for the account of Owner) under the existing ship mortgage encumbering the Vessel as a first lien thereon and thereafter to pay the balance of such monthly payment, FOUR THOUSAND SEVEN HUNDRED EIGHTY-ONE AND NO/100 DOLLARS ($4,781.00), to Owner. In the event Charterer fails to pay the Brownsville Bank Mortgage as and when due and Owner becomes liable for a late payment fee or a default rate of interest charge, Charterer shall be liable for payment of same in addition to the above described monthly payments.

         5.2 Charterer shall pay as additional Charter Hire the sum of $3.00 per passenger for every passenger carried in excess of 12,000 passengers per month. The payment of additional charter hire shall be made 30 days in arrears; that is, if in the month of March more than 12,000 passengers are carried, Charterer will pay the additional hire at the time of making the payment for April charter hire.

         5.3 All payments under Sections 5.1 and 5.2 and all other payments by Charterer to Owner under this Charter Party shall be made in United States Dollars in immediately available funds net of any withholding or other taxes except franchise or income taxes of the Owner, either at the office of Owner as set forth in Section 23 hereof, or at such other address in the United States as Owner may notify Charterer giving ten (10) days notice in writing.

                                    SECTION 6
                         NO WARRANTIES: QUIET ENJOYMENT

         6.1 Notwithstanding any other provisions of this Charter Party, simultaneously with the delivery of the Vessel and execution by Charterer and Owner of the Acceptance Supplement therefor, Charterer shall be deemed to have accepted delivery of the Vessel








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under this Charter Party "as is, where is", without any agreement, representation or warranty, express or implied, by Owner except as set forth in
Section 7.2. OWNER SHALL NOT, BY VIRTUE OF MERELY HAVING CHARTERED AND LET THE VESSEL UNDER THIS CHARTER PARTY, BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY EITHER EXPRESS OR IMPLIED AS TO THE DESIGN, CONDITION, MERCHANTABILITY, OR SEAWORTHINESS OF, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP IN, OR AS TO THE CONSUMABLE STORES ON BOARD THE VESSEL, OR AS TO THE FITNESS OF THE VESSEL FOR ANY PARTICULAR PURPOSE OR ANY PARTICULAR TRADE, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER except as set forth in Section 7.2, it being agreed and understood that all such risks as between Owner and Charterer are to be borne under this Charter Party by Charterer, except as set forth in
Section 7.2.

         6.2 AS BETWEEN OWNER AND CHARTERER, CHARTERER ACKNOWLEDGES AND AGREES THAT OWNER HAS NOT MADE, AND DOES NOT HEREBY MAKE, ANY REPRESENTATION OR WARRANTY OR COVENANT WITH RESPECT OF THE MERCHANTABILITY, CONDITION, QUALITY, DURABILITY, OR SUITABILITY WITH OR FOR THE PURPOSES AND USES OF CHARTERER, OR ANY OTHER REPRESENTATION OR WARRANTY OR COVENANT OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, EXCEPT AS SET FORTH IN SECTION 7.2, AND THAT CHARTERER AGREES THAT OWNER SHALL NOT BE LIABLE TO CHARTERER FOR ANY LIABILITY, CLAIM, LOSS, DAMAGE, OR EXPENSE OF ANY KIND OR NATURE CAUSED, DIRECTLY OR INDIRECTLY, TO THE VESSEL OR ANY INADEQUACY THEREOF FOR ANY PURPOSE, OR ANY DEFICIENCY OR DEFECT THEREIN, OR THE USE OR MAINTENANCE THEREOF, OR ANY REPAIRS, SERVICING OR ADJUSTMENTS THERETO, OR ANY INTERRUPTION OR LOSS OF SERVICE OR USE THEREOF, OR ANY LOSS OF BUSINESS BY CHARTERER, OR ANY OTHER CONSEQUENTIAL DAMAGES EXCEPT TO THE EXTENT THE SAME IS ATTRIBUTABLE TO A BREACH OF THE REPRESENTATION IN SECTION 7.2

         6.3 If Charterer shall pay the charter hire and other amounts payable by Charterer hereunder as and when the same become due and payable and shall perform and comply with all of the other terms and conditions hereof, Owner and persons claiming by, through or under Owner will not interfere with the peaceful and quiet use and enjoyment of the Vessel by Charterer, provided that Owner and its authorized representative may, on reasonable notice, inspect the Vessel as provided in Section 18 hereof.

                                    SECTION 7
                    REPRESENTATIONS WARRANTIES AND COVENANTS


         7.1 Charterer represents, warrants and covenants with respect to this Charter Party that:








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                  (a) Charterer is a limited liability company duly organized, validly existing and in good standing under the law of the State of Colorado, and is duly qualified and authorized to do business wherever the nature of its activities or properties require such qualification and authorization.

                  (b) Charterer has the full power, authority and legal right to execute, deliver and perform all the terms of this Charter Party. This Charter Party has been duly authorized by all necessary actions of the Directors of Charterer and constitutes a valid and binding obligation of Charterer enforceable in accordance with its terms.

                  (c) There is no law and no charter, by-law or preference share provision of Charter and no provision in any existing mortgage, indenture, contract or agreement binding on Charter which would be contravened by the execution, delivery or performance by Charterer of the terms of this Charter Party.

                  (d) No consent of the holder of any indebtedness of Charterer is or will be required as a condition to the validity of this Charter Party or, if required, all such consents have been obtained.

                  (e) Neither the execution or delivery of this Charter Party nor fulfillment of or compliance with the terms and provisions hereof will contravene any provision of law, including, without limitation thereto, any statute, rule, regulation, judgment, decree, order, franchise or permit applicable to Charterer or any agreements or instrument to which Charterer is now a party.

                  (f) Charterer represents that is now is and covenants throughout the term of this Charter Party that it will continue to be a citizen of the United States qualified to engage in the coastwise trade within the meaning of Section 2 of the Shipping Act, 1916, as amended (46 USC Section 302, as amended). Charterer further covenants that it will not cause or permit the Vessel to be operated in any manner contrary to the law and the Charterer will not engage in any unlawful trade or violate any law or carry any cargo that will expose the Vessel to penalty, forfeiture or capture, and will not do or suffer or permit to be done (other than to suffer or permit anything done by the Owner), anything which can or may injuriously effect the documentation of the Vessel under the laws and regulations of the United States and will at all times keep the Vessel duly documented thereunder.

         7.2 Owner represents, warrants and covenants with respect to this Charter Party that:

                  (a) Owner is a corporation duly organized, validly existing and in good standing under the laws of the state of Georgia and is duly qualified and authorized to do business wherever the nature of its activities or properties require such qualification and authorization.

                  (b) Owner has the full power, authority and legal right to execute, deliver and perform the terms of this Charter Party. This Charter Party had been duly










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

authorized by all necessary corporate action of Owner and constitutes a valid and binding obligation of Owner enforceable in accordance with its terms.

                  (c) There is no law and no charter, by-law or preference share provision of Owner and no provision in any existing mortgage, indenture, contract or agreement binding on Owner which would be contravened by the execution, delivery or performance by Owner of the terms of this Charter Party.

                  (d) No consent of the holder of any indebtedness of Owner or of any mortgagee of the Vessel is or will be required as a condition to the validity of this Charter Party or, if required, all such consents have been obtained.

                  (e) Neither the execution or delivery of this Charter Party nor fulfillment of or compliance with the terms and provisions hereof will contravene any provision of law, including, without limitation thereon, any statute, rule, regulation, judgment, decree, order, franchise or permit applicable to Owner or any agreements of instrument to which Owner is now a party.

                  (f) Owner has good and marketable title to the Vessel, free and clear of all liens, except as set forth on Schedule I annexed hereto. There is no action or proceeding pending or, insofar as Owner knows, threatened against Owner before any court or administrative agency which in its opinion might result in any material adverse effect on the business or conditions or operations of Owner or Owner's good and marketable title to the Vessel.

                  (g) Owner represents that it now is and covenants throughout the terms of this Charter Party that it will continue to be a citizen of the United States qualified to engage in the coastwise trade within the meaning of
Section 2 of the Shipping Act, 1916, as amended (46 USC Section 302, as amended). that the Vessel is duly documented to engage in the coastwise trade, has a valid and current (without benefit of any grace period) Certificate of Inspection and is suitable to be operated as an offshore casino gaming vessel.

                  (h) Charterer acknowledges, understands and agrees that Charterer is taking delivery "AS IS" and "WHERE IS" and Owner does not and shall not be deemed to make any warranty or representation either express or implied as to the Vessel, or as to the design, condition, merchantability or seaworthiness of, or as to the quality of material or workmanship in, or as to the fitness of the Vessel for any particular purpose or trade.


                                    SECTION 8
                          POSSESSION AND USE OF VESSEL

         8.1 Charterer shall man, fuel, insure, maintain, navigate, operate and supply the Vessel as its sole cost and expense and shall pay all charges and expenses of every kind and penalties levied against the Vessel and arising on or after the Delivery Date, it being










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understood that Owner retains no dominion, control, possession or command during the term of this Charter Party but that Charterer shall have exclusive use, dominion, control, possession and command of said Vessel during the term of this Charter Party.

         Owner shall, throughout the charter period, maintain the documentation of the Vessel of the Owner's name under the laws of the United States of America at the Owner's expense. Charterer will execute such documents and furnish such information as Owner may reasonably require to enable Owner to maintain such documentation. Neither Owner nor Charterer shall not suffer or permit anything to be done which can or might injuriously affect the documentation of the Vessel under the laws and regulations of the United States of America. Charterer shall not engage in any unlawful trade or violate any law recognized as valid the United States of America or carry any cargo that will expose the Vessel to penalty, forfeiture or capture.

         8.2 Charterer shall not sell, assign or transfer to, directly or indirectly, create or incur or suffer to be created or incurred or to exist any mortgage (other that any mortgage granted by Owner), lien, charge or encumbrance of any kind, except for longshoreman's or crew's wages or salvage, or any of its rights under this Charter Party or on the Vessel, and if any such mortgage, lien, charge or encumbrance does exist. Charterer, at its sole cost and expense, shall promptly remove same. Charterer will at all times keep a true copy of this Charter Party on board the Vessel with its papers and exhibit the same on request and Charterer agrees to notify any person furnishing repairs, supplies, or other necessaries to the Vessel that neither Charterer not the Master of the Vessel not any person has any right or power to create, incur or permit to be imposed upon the Vessel any liens whatsoever, except longshoreman's or crew's wages or salvage, and will keep permanently displayed on the Vessel a notice which shall read as follows:

                        "NOTICE OF BAREBOAT CHARTER PARTY

                  "This Vessel is the property of Florida Casino Cruises, Inc. It is under charter to Leisure Express Cruises, L.L.C. and, by the terms of the Bareboat Charter Party, neither the Charterer, the Master of this Vessel nor any other person has the right, power, or authority to create, incur or permit to be imposed on the Vessel any liens whatsoever, except for the longshoreman's or crew's wages or salvage."

         Notwithstanding anything contained herein to the contrary, Charterer shall have the right to create, incur or permit to be placed or imposed upon the Vessel usual and customary operating liens which are to be discharged within the normal course of business and shall have the rights to allow financing for furniture, fixtures and equipment, including gaming equipment, of the Charterer used in its ordinary course of business (hereinafter called "FF&E"), so long as the grantee of such security rights expressly waives any liens or security right against the Vessel or its equipment.







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         8.3 Subject to the right of Charterer to deliver possession of the
Vessel to any organization for overhauling, service, repair or maintenance work on the Vessel, Charterer shall not transfer possession of or the sub-lease the Vessel.

                                    SECTION 2
                       MAINTENANCE AND OPERATION OF VESSEL

         9.1 Charterer at its own cost and expense shall maintain and preserve the Vessel in good running order and repair, so that the Vessel, insofar as due diligence can take her so, is tight, staunch, strong, and well and sufficiently tackled, apparelled, furnished, and equipped.

         9.2 Charterer covenants that the Vessel will at all times comply with applicable laws, treaties, convention rules and regulations issued thereunder, and will keep on board, when required thereby, valid certificates showing compliance therewith.

         9.3 Charterer will not cause or permit the Vessel to be operated in any manner contrary to applicable laws, treaties, conventions or rules and regulations and undertakes to do all such things, without expense to Owner, as shall be necessary to comply with all requirements to permit lawful operation of the Vessel; provided, however, that Charterer may in good faith contest the validity and application of any such law or rule in any reasonable manner which does not adversely affect the property or rights of Owner hereunder, and no mechanical or nonsubstantial noncompliance with the provision of this Section
9.5 shall be deemed a material breach if Charterer shall have obtained in writing, from the appropriate authorities permissions, extensions or continuance to perform any act required of Charterer hereunder, provided Charterer shall perform any and all requirements or conditions set forth in such permissions, extensions or continuances.

         9.4 Charterer shall not detach or remove from, or permit or suffer to be detached or removed from the Vessel any equipment, accessories, or parts on board the Vessel at the commencement of the term of this Charter Party or considered to be a part thereof in accordance with the definition continued in
Section 1 hereof, unless any detachment or removal shall be incident to any replacement permitted under Section 10 hereof.

         9.5 Owner shall have the right at any time and at its expense, on reasonable notice, to inspect the Vessel in order to ascertain whether the Vessel is being properly repaired and maintained and the Charterer shall cause to be made all such repairs, without expense to Owner, as such inspection or survey may show to be required. The Charterer will also permit the Owner to inspect the Vessel's logs whenever required, on reasonable notice, and shall furnish the Owner with full information regarding any material casualties or other accidents or damage to the Vessel.

         9.6 If a complaint be filed against the Vessel or the Vessel be otherwise attached, arrested, levied upon or taken into custody under process or color of legal authority or any cause whatsoever, the Charterer will promptly notify Owner by facsimile








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or by telephone that is confirmed in writing, at the address specified in
Section 22.1 of this Charter Party, and unless such liens were created solely by any act or inaction of the Owner, within 15 days from the time of such complaint, attachment, arrest or seizure will cause the Vessel to be released and all Liens thereon to be discharged and will promptly and will promptly notify the Owner in the manner aforesaid.

         If the Charterer shall fail or neglect to furnish proper security or otherwise release the Vessel from complaint, arrest, levy, seizure, or attachments, the Owner or any person acting on behalf of the Owner may furnish security to release the Vessel and by so doing shall not be deemed to cure the default of the Charterer.

         9.7 Charterer acknowledges that this is a Bareboat Charter Party only and that Charterer has not acquired and shall not acquire during the term of this Charter Party any right, title or interest in and to the Vessel, which are and shall at all times remain the property of the Owner.

                                   SECTION 10
                     REPLACEMENT AND ADDITIONS TO THE VESSEL

         10.1 Charterer will not make, or permit to be made, any substantial change in the structure, type or speed of the Vessel or change in her rig, without first having obtained the written approval of the Owner. Charterer may replace any accessory, equipment, part or item appurtenant to the Vessel or any of its equipment where necessary in the normal course of Charterer's maintenance, provided such replacement is of new manufacture or warranted as rebuilt or reconditioned by Charterer or a manufacturer and in good operating order, and is of at least equivalent value and condition as the accessory, equipment part, item or equipment replaced. Any accessories, parts or items installed on incorporated in or attached in the Vessel by Charterer in replacement of existing accessories, equipment, parts, or items, and any accessories, and which are essential to the operation of the Vessel, will be considered to be accessions (hereinafter called "Accessions") to the Vessel and, title to such Accessions will be immediately vested in Owner without cost or expense to Owner upon such installation, incorporation or attachment, and such accession will become subject to all of the terms and provisions of this Charter Party as completely and to the same extent as if they had been components of the Vessel at the time it originally became subject to this Charter Party, and title to the accessories, equipment, party, or items which are replaced by the Accessions shall be vested in Charterer when such replacement has been completed. Any accessories, equipment, parts or items that are installed on, incorporated in or attached to the Vessel by Charterer and which are in addition to, but not in replacement of, existing accessories, equipment, parts or items, but are not essential to the operation of the Vessel will not be considered Accessions, but rather will be considered non-essential additions (hereinafter called "non-essential additions") to the Vessel if, and only if, such non-essential additions to the Vessel are not affixed or attached to the Vessel to such an extent that their removal could involve considerable expense or might result in damage to the Vessel, and title to such non-essential additions as well as title to any Charterer-supplied gaming equipment, machinery or accessories related to gaming operations and other furniture and equipment owned by Charterer and used in its ordinary course of business, shall remain with Charterer. Charterer's FF&E shall be absolutely removable, provided Charterer repairs all damages resulting from such removal.

                                   SECTION 11
                                   ALTERATIONS

         11.1 Owner shall bear no liability whatsoever for the cost of any replacements or additions to accessories, equipment, parts or other items to the Vessel or for alterations or modifications to the Vessel made by Charterer during the term hereof, including, without limitation, modifications required by authority or by changes to laws or regulations.

                                   SECTION 12
                                    INSURANCE

         Charterer shall, at its own expense, carry the following minimum insurance coverages through the term of this Charter Party, including any extensions hereof, or such increased coverages as may be considered necessary or advisable for the protection of Owner:

         12.1 (a) (i) Unless such types of insurance are no longer commercially available, the Charterer will at all times and at its own cost and expense cause to be carried and maintained in respect of the Vessel insurance payable in United States Dollars in such amounts, against such risks (including navigating risk and marine hull and machinery (including excess value) insurance, marine protection and indemnity insurance and public liability insurance) and in such form (including, without limitation, the form of the loss payable clause and the designation of namable assureds) as provided in Section II.

                  (ii) In the case of all marine hull and machinery policies, the Charterer, will cause, within 30 days after the Closing Date, Owner to be named as a co-insured and will (and cause its insurance broker to ) cause the insurers under such policies to waive any liability of Owner for premiums payable under such policies. In the case of all protection and indemnity insurance, if obtainable, the Shipowner will cause the Owner, within 30 days after the Closing Date, to be named as an additional insured unless it cannot be provided that Owner shall no be liable under such policies for payment of any premium, club call, assessment or advance. Notwithstanding the foregoing, at no time shall there be recourse Owner under such policies for payment of any premium, club call, assessment, advance or commission.

                  (iii) The Charterer will cause the firm of insurance brokers referenced in Section 12.1 (a)(iv) of this Charter Party to agree to advise Owner forthwith by telecopier, to their addresses of any lapse of any such insurance by expiration, termination, failure to renew or otherwise and of any default in payment of any premium and of any other act of or omission on the part of the Charterer of which such brokers have knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Vessel. Absent actual knowledge, Owner shall be deemed not to have knowledge of any such lapse of insurance in the absence of receipt of notice from









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such brokers. Promptly after the Closing Date, the Charterer will also cause such brokers to agree to mark their records and to advise Owner, by telecopier, addressed as provided above in this subsection, at least five (5) business days prior to the expiration date of any insurance carried pursuant to this Charter Party, that such insurance has been removed or replaced with new insurance which complies with the provision of this Section 12. In addition, the Charterers will use its best efforts to cause such insurance company, underwriter, club or fund (or any authorized agent thereof) with respect to all insurance required hereby to agree in writing for the benefit of Owner that each policy or contract issued by such insurance company, underwriter, club or fund shall not lapse, expire, terminate or be canceled for any reason whatsoever without at least ten days' prior notice to Owner by telecopier or cable addressed as provided above in the subsection (iii).

                  (iv) Charterer, at its own expense, shall furnish to Owner simultaneously with the execution and delivery thereof, a report, in form and substance satisfactory to Owner (which shall set forth, without limitation, with respect to each type of insurance coverage, each policy or certificate of entry, in form, the number, or amount each direct or indirect or participating insurer or underwriter, the type of risk covered and the expiration date), signed by a firm of independent insurance brokers appointed by the Charterer and acceptable to Owner, with respect to the insurance carried and maintained in respect of the Vessel.

            (b) For the purposes of insurance against total loss, the Vessel, its equipment, appurtenances, etc., shall be insured for and valued at an amount at least equal to the fair market value thereof. Protection and indemnity insurance in respect of the Vessel shall be in the highest amount from time to time commercially reasonable for vessels of the same type, age and flag the Vessel, but in any event shall be in an amount for each occurrence of not less than the declared value of Vessel under its hull and machinery insurances.

            (c) (i) Owner consents to insurance payments being made directly to Charterer as long as Owner is not personally liable for any payment to the injured person; the amount of damages claimed by such injured person have been liquidated as to amount (whether by settlement or non-appealable judicial decree) and such agreed upon damages have been paid in full by Charterer; and such insurance payments are merely reimbursement for damage payments actually made by Charterer to such injured person.

                  (ii) Unless otherwise required by Owner by notice to the underwriters, although the following insurance is payable to Owner, under any insurance with respect to the Vessel involving any damage to the Vessel, the underwriters may pay directly for the repair, salvage or other charges involved or, if the Charterer shall have first fully repaired the damage or paid all of the salvage or other charges, will pay the Charterer as reimbursement therefor.

            (d) In the event of an actual, constructive or compromised total loss of the Vessel, all insurance provided for herein or other payments for such loss shall be paid to the Owner. Under such an event, this Charter Party shall then terminate as of the date






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

payment of the insurance is made to the Owner, and, in addition, Charterer shall be required to pay to Owner the sum of the charter hire due and payable as to the Vessel to the date of the loss. Nothing herein shall prevent Charterer from obtaining business interruption insurance or insurance on FF&E, the proceeds of which, if any, shall be payable to the Charterer or its assigns.

            (e) The Charterer will cause all policies and certificates of entry with respect to insurance required hereby to contain a loss payable clause which shall (i) in the case of protection and indemnity insurance and public liability insurance, provide for payment to the Charterer or its order unless and until the underwriters or association receive notice from the Owner that there has occurred and in continuing an Event of Default hereunder, in which event all payments shall be made to the Owner and (ii) in the case of all other insurance, provide for payment in accordance with the terms of subsection (c) and (d) of this Section 12.1. In addition (unless all or substantially all of the insurance required by this Section 12.1 is placed in the United States market), the Charterer will, at its own cost and expense, assign to Owner as it's interest may appear all of the Charterer's rights, title and interest in and to each policy and contract of insurance (including all entries in protection and indemnity associations) with respect to the insurance required hereby and furnish, or cause its brokers to furnish, written notice of such assignment to all insurers, underwriters, clubs and associations with respect to such insurance.

            (f) In the event that any claim or lien is asserted against the Vessel for loss, damage or expense which is covered by insurance required hereunder, and it is necessary for the Charterer to obtain a bond or supply other security to prevent arrest of the Vessel or to release the Vessel from arrest on account of such claim or lien, Owner, at request of the Charterer or its agent, may assign to any person, firm or corporation executing a surety or guarantee bond or other agreement to save or release the Vessel from such arrest, all right, title and interest of Owner in and to said insurance covering said loss, damage, or expense, or collateral security in indemnity against liability under said bond or other agreement.

            (g) The Charterer will deliver to Owner copies of all cover notes, binders, policies, and certificate of entry in protection and indemnity associations, and all endorsements and riders amendatory thereof, in respect of insurance maintained in connection with the Vessel.

            (h) The Charterer agrees this will not do or permit or willingly allow to be done any act by which any insurance required by the terms of this Charter may be suspended, impaired or canceled, and that it will not permit or allow the Vessel to undertake any voyage or run any risk or transport any cargo which may not be permitted by the policies in force, without having previously insured the Vessel by additional coverage to extend to such voyages, risks or cargoes.

         12.2 Without limiting the foregoing, it is hereby agreed that Owner may, at Owner's expense, insure the Vessel against loss under Charterer's then current policies, and the full amount of any proceeds or award in respect of such additional insurance shall be paid to Owner. Charterer agrees that it will cooperate with Owner in any reasonable manner to enable Owner to obtain additional insurance.

                                   SECTION 13
                                SEIZURE OF VESSEL

         13.1 In the event that there should be a condemnation, seizure or other taking of the Vessel by governmental authority, whether under the power of eminent domain or otherwise, if lasting for a period of more than thirty (30) days, then Owner and Charterer shall have the same rights, duties and responsibilities with reference to the Vessel so condemned, seized or taken, as they would under the provisions of Section 12.1(d) hereof, with the result that this Charter Party shall then terminate as of the date payment of insurance is made to the Owner and, in addition, Charterer shall be required to pay to Owner the charter hire due and payable as to the Vessel to the date of condemnation or taking. The sum shall be due to Owner no later than sixty (60) days following the date of such condemnation, seizure or taking.

                                   SECTION 14
                           INDEMNIFICATION AND WAIVER

         14.1 Charterer hereby agrees to indemnify, defend, reimburse and hold Owner harmless from and against any and all claims (by whomsoever made and whether groundless or not), losses, liabilities, but not limited to, any claim or liability for strict liability in tort, demands, notes, judgments or causes of action and all legal proceedings, whether civil or criminal, penalties, fines and other sanctions and any costs and expenses in connection therewith which may result from or grow or arise in any manner out of the management, control, chartering, encumbering, condition, repair, use or operation of the Vessel during the term hereof.

                                   SECTION 15
                          OWNER'S REMEDIES UPON DEFAULT

         15.1 If during the continuance of this Charter Party one or more of the following events (herein called Events of Default) shall occur.

            (a) default shall be made by Charterer in the making of any payments of charter hire to Owner when due under this Charter Party, and, as to any other payments due under this Charter Party when not made within ten (10) days after the written notice specifying the default and demanding the same to be remedied;

            (b) default shall be made by Charterer at any time in the procurement or maintenance of any insurance coverage prescribed herein;

            (c) default shall be made in the observance or performance of any other of the covenants, representations conditions, agreements, or warranties on the part of

Charterer obtained herein, and such default shall continue for fifteen (15) days after written notice from Owner to Charterer specifying the default and demanding the same to be remedied;

            (d) if any representation or warranty of Charterer contained in this Charter Party shall prove to have been untrue or incorrect in any material respect when made, and not remedied within fifteen (15) days after discovery or written notice thereof;

            (e) Charterer shall consent to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or Charterer shall admit, in writing, its insolvency or bankruptcy or its inability to pay its debts generally as they come due, or shall make a general assignment for the benefit of creditors, or shall file a petition in bankruptcy or a petition or any answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect), or a readjustment of its indebtedness, or an answer admitting the material allegations of a petition filed against the Charterer in any such proceeding, or Charterer shall by petition, answer or consent seek relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization or winding up of corporations, or Charterer shall make an agreement, composition, extension or adjustment with it creditors;

            (f) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing a receiver, trustee or liquidator of Charterer or any substantial part of the property of the Charterer without its consent, or if any substantial part of the property of the Charterer shall be sequestered and remain in force undismissed, unstayed or unvacated for a period of fifteen
(15) days after the date of entry thereof;

            (g) a petition against Charterer is a proceeding under the bankruptcy laws or other insolvency laws (as now or hereafter in effect) shall be filed and any decree or other order adjudging Charterer a bankrupt or insolvent in such proceeding shall remain in force undismissed or unstayed for a period of thirty (30) days after such adjudication (whether or not consecutive), or in case the approval of such petition by a court of competent jurisdiction is required, the petition is filed or amended shall be approved by such a court as properly filed, and such approval shall not be withdrawn or the proceeding dismissed within thirty (30) days thereafter, or if under the provisions of any law providing for reorganization or winding-up of corporations which may apply to Charterer, any court of competent jurisdiction shall assume jurisdiction, custody or control of Charterer or of any substantial part of its property, and each jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of thirty (30) days; provided, however, in the event such default cannot be cured within the periods specified above, the "cure" period shall be extended as long as Charterer has commenced and is diligently proceeding to correct any such default condition.

         After the occurrence of such Event of Default and while such Event of Default shall be continuing after the running of any applicable cure period, Owner, at its option, may:

                  (i) Proceed by appropriate court action or actions either at law, admiralty or in equity to enforce performance by Charterer of the applicable covenants and terms of this Charter Party or to recover from Charterer any and all damages or expenses, including reasonable attorneys' fees, which Owner shall have sustained by reason of Charterer's default in any covenant or covenants of this Charter Party or on account of Owner's enforcement of its remedies hereunder, and/or

                  (ii) give notice in writing to Charterer specifying the occurrence giving rise to such Event of Default and stating that this Charter Party shall expire and terminate on the date specified in each notice, which shall be at least ten (10) days after the giving of such notice (hereinafter called "Date of Termination"), and upon the date so specified (unless such Event of Default or Events of Default have been cured), this Charter Party shall expire and terminate, whereupon all rights of Charterer to or in the use of the Vessel shall absolutely cease and determine as though this Charter Party had never been made, but Charterer shall remain liable as hereinafter provided and thereupon Charterer shall deliver possession of the Vessel to Owner in accordance with Section 16 hereof. Owner by itself or by its agents, without further notice may, but shall be under no obligation to, retake the Vessel wherever found, whether upon the high seas or at any port, harbor or other place and irrespective of whether Charterer, any subcharterer or any other person, corporation, partnership or any other entity may be in possession of the Vessel, all without prior demand and without legal process, and for that purpose Owner or its agents may enter upon any dock, pier or other premises where the Vessel may be and may take possession thereof. Thenceforth Owner may hold, possess and enjoy the Vessel free from any right of the Charterer or its successors or assigns, to hold, use or sell the Vessel for any purpose whatsoever and Owner shall have a right to recover from Charterer any all amounts which under the terms of this Charter Party may be then due.

         15.2 In accordance with Section 15.1(ii) and without limiting the generality thereof, Owner or it agents may sell the Vessel at public or commercially reasonable private sale, with notice to Charterer, as Owner may determine or otherwise may dispose of, hold, use, operate, charter (whether for a period greater or less than the balance of what would have been the term of this Charter Party in the absence of the termination of Charterer's rights to the Vessel) to others, all on such terms and conditions and at such place or places as Owner may determine.

         15.3 If on the Date of Termination the Vessel is lost, destroyed, requisitioned, forfeited, seized or captured, Charterer's liability hereunder shall be determined by Section 13 hereof.

         15.4 No right or remedy conferred upon or reserved to Owner by this Charter Party shall be exclusive of any other rights to remedy herein or by law provided; all rights and remedies of Owner conferred upon Owner by this Charter Party or by law shall be cumulative and in addition to every other right and remedy available to Owner.

         15.5 Owner, at its election, may waive any Event of Default and its consequences and rescind and annul such notice of termination by notice to Charterer, in writing, to that effect and thereupon the respective rights of the parties shall be as they could have been if no Event of Default had occurred and no such notice had been given. Notwithstanding the provisions of this Section 15.5, it is expressly understood and agreed by Charterer that time is of the essence of this Charter Party and that no such waiver, rescission or annulment shall extend to or affect any other or subsequent default or impair any right or remedies of Owner consequent thereon.

         15.6 To the extent that the provisions of Section 1110(a) of the Bankruptcy Code (11 U.S.C. Sections 362, 363), or any corresponding provisions of subsequent law at any time may be applicable hereto, the title of Owner to the Vessel and any right of Owner to take possession of the Vessel in compliance with the provisions hereof shall not be affected by any power of the court to enjoin the taking of such possession, or by Sections 362 and 363 of the Bankruptcy Code (11 U.S.C. Sections 362, 363) as that Code may be amended from time to time, or by corresponding provisions of subsequent law.

                                   SECTION 16
                 RETURN OF VESSEL AND ITS EQUIPMENT UPON DEFAULT

         16.1 If this Charter Party shall terminate pursuant to Section 15 hereof, Charterer shall forthwith deliver possession of the Vessel to Owner.

         For the purpose of delivering possession of the Vessel to Owner as above required, Charterer shall at its own cost, expense and risk forthwith place the Vessel safely afloat and securely moored or anchored at Harbortowne Marina, Dania, FL or to such other location as Owner and Charterer shall agree.

         16.2 Charterer shall also deliver to Owner with the Vessel, the Vessel's log books, if any, and all classification, inspection, modification and overhaul records applicable to the Vessel.

         16.3 In the event that within five (5) days after such termination pursuant to Section 15 of this Charter Party shall fail to deliver the Vessel to Owner as required by Section 16.1 of this Charter Party, Owner shall be entitled to take (or cause to be taken by its agent or agents) immediate possession of the Vessel as the same may be found together with their records, and to transport, berth and store the Vessel at Charterers' expense in the manner, at the place referred to in Section 16.1 of this Charter Party.

         Without in any way limiting the obligation of Charterer under the foregoing provisions of this Section 16, Charterer hereby irrevocably appoint Owner as the agent and attorney of Charterer, with full power and authority, at any time while Charterer is obligated to deliver possession of the Vessel to Owner, to demand and take possession of the Vessel and their records in the name and on behalf of the Charterer from whomsoever shall be at the time in possession of the Vessel.

                                   SECTION 17
                  RETURN OF THE VESSEL UPON EXPIRATION OF TERM

         17.1 At the expiration of the term or upon sooner termination of this Charter Party, Charterer shall return the Vessel to Owner free of all liens and encumbrances other than any created by Owner, by its agents or assigns, and in the same operating order, repair, condition and appearance as when received by Charterer, excepting only for (i) reasonable wear and tear, and (ii) changes or alterations properly made by Charterer as permitted in Section 10 hereof. Charterer shall pay for any and all repairs necessary to restore the Vessel to its original condition except as aforesaid.

         17.2 Charterer shall also deliver to Owner with the Vessel the Vessel's log books, if any, all classification, inspection, modification and overhaul records as applicable to the Vessel.

         17.3 The Charterer shall return the Vessel to its Owner, safely afloat and securely moored or anchored at Harbortowne Marina, Dania, FL or to such other location as Owner and Charterer shall agree.

                                   SECTION 18
                                   INSPECTION

         18.1 During the term of this Charter Party, Charterer shall furnish to Owner such information concerning the location, condition, use and operation of the Vessel as Owner may reasonably request and Charterer, on reasonable notice, shall permit any person designated by Owner in writing, at Owner's expense, to visit and inspect the Vessel and the records maintained in connection therewith. Owner agrees to use all reasonable efforts to minimize any interference with Charterers' operations with respect any inspection pursuant to this Section 18 or otherwise contained in this Charter Party .

                                   SECTION 19
                             ASSIGNMENT BY CHARTERER

         19.1 No assignment, subcharter or sublease of this Charter Party or of any right or obligation hereunder whatsoever may be made by Charterer without the prior written consent of Owner. In the event of any such assignment or subcharter or sublease, Charterer shall continue to remain liable hereunder notwithstanding such assignment or subcharter or sublease, although Owner may have consented thereto.

                                   SECTION 20
                               FURTHER ASSURANCES

         20.1 Charterer and Owner shall from time to time do and perform such other and further acts and execute and deliver any and all such other and further instruments as may be required by law or reasonably requested by the other to establish, maintain and protect the respective rights and remedies of the other and to carry out and effect the intents and purposes of this Charter Party.

                                   SECTION 21
                             EXTENSION NOT A WAIVER

         21.1 No delay or omission in the exercise of any power or remedy herein provided or otherwise available to the Owner shall impair or affect Owner's right thereafter to exercise the same. Any extension of time for payment or other indulgence granted to Charterer shall not otherwise alter or affect the obligations of Charterer or Owner's rights hereunder with respect to any subsequent payments or default hereunder.

                                   SECTION 22
                                     NOTICES

         22.1 All demands, notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or when deposited in the mail first class postage prepaid or delivered to a telegraph office charges prepaid addressed as follows:

                  To Owner:

                           Florida Casino Cruises, Inc.
                           Attn.: Mr. Craig Goeckel
                           Manley Farms
                           2017 Pine Ridge Road
                           Naples, FL 34109
                           Phone: 1-941-597-6416
                           Fax: 1-941-597-4338

                  To Charterer:

                           Leisure Express Cruise, L.L.C.
                           Attn.: Mr. Al Johnson
                           1284 Miller Road
                           Avon, OH 44011
                           Phone: _________________
                           Fax: ___________________

                                   SECTION 23
                             SUCCESSORS AND ASSIGNS

         23.1 Subject to the provisions of Sections 8 and 21 hereof, this Charter Party shall be binding upon and shall insure to the benefit of Charterer and their respective successors and assigns provide that any assignment or sublease shall be made in accordance with the terms hereof and no other persons shall have or acquire any tight under or by virtue of this Charter Party.

                                   SECTION 24
                           EXECUTION OF CHARTER PARTY

         24.1 Three (3) or more counterparts of this Charter Party have been executed by the parties hereto. One (1) counterpart has been prominently marked "OWNER'S COPY". Only the counterpart marked "OWNER'S COPY" shall evidence a monetary obligation of Charterer.

                                   SECTION 25
                                 APPLICABLE LAW

         25.1 The provisions of this Charter Party and all rights and obligations hereunder shall be governed by and construed in accordance with the maritime law of the United States and, where silent, the laws of the State of Florida. Any provision hereof prohibited by or unlawful or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be ineffective without modifying the remaining provisions of this Charter Party. Where, however, the provisions of any such applicable law may be waived, they are hereby waived by Charterer and Owner to the full extent permitted by law to the end that this Charter Party shall be deemed to be a valid binding agreement enforceable in accordance with its terms.

         IN WITNESS WHEREOF, the parties hereto have caused this Charter Party to be executed this 22 day of January, 1999, in their respective corporate names by their respective representatives hereunto duly authorized.

FLORIDA CASINO CRUISES, INC.          LEISURE EXPRESS CRUISE, L.L.C.
Owner                                 Charterer


By: /s/                               By: /s/
    --------------------------------     ---------------------------------------
    J. Kent Manley,                      Elden W. Rance,
    President                            Executive Vice President

                              ACCEPTANCE SUPPLEMENT

                                  VEGAS EXPRESS
                              (Official No. 594643)

         Florida Casino Cruises, Inc. ("Owner") hereby delivers to Leisure Express Cruise, L.L.C. ("Charterer") and Charterer does hereby accept and acknowledge sole care, custody and control and receipt in accordance with a certain Bareboat Charter Party, dated as of January 22, 1999, of the captioned vessel safely afloat at Gloucester, Massachusetts.

         IN WITNESS WHEREOF, Owner and Charterer have hereunto caused their respective names to be signed by their proper representative, duly authorized to do so, on this 22 day of January, 1999 at Gloucester, Massachusetts.


                                            LEISURE EXPRESS CRUISE, L.L.C.


                                            By: /s/
                                               ---------------------------------
                                            Its:  President


                                            FLORIDA CASINO CRUISES, INC.


                                            By: /s/
                                               ---------------------------------
                                            Its: President

                                   SCHEDULE 1

         1.       HULL AND MACHINERY COVERAGE:

                  American Institute Hull Clauses (June 2, 1977)
                  Institute S.R. & C.C. Clauses
                  Insured for and Valued at $6,500,000.00

         2.       PROTECTION & INDEMNITY:

                  Form SP-23
                  $1,000.000.00 per occurrence, $5,000.00 deductible,
                  each occurrence

         3.       POLLUTION:

                  WQIS Form
                  $5,000,000

         4.       BUMBERSHOOT LIABILITY:

                  $10,000,000.00 excess of $1,000,000.00 primary limits